Exhibit 99.1

Altus Midstream is now Kinetik

February 22, 2022 16:38 ET | Source: Kinetik

KNTK will start trading on the NASDAQ effective tomorrow

Kinetik also updates details on Independent Board Members

MIDLAND, Texas and HOUSTON, Feb. 22, 2022 (GLOBE NEWSWIRE) — Kinetik Holdings Inc. (“Kinetik”, the “Company” or “we”) today announced the completion of the business combination of Altus Midstream Company (Nasdaq: ALTM) (“Altus”) and BCP Raptor Holdco LP (“BCP”), creating a unique, fully integrated midstream company.

Kinetik is the only pure-play midstream company in the Texas Delaware Basin, one of the world’s most prolific hydrocarbon basins, providing the Company with the scale, operational capabilities, and fully integrated service offerings necessary for sustained long-term success.

Kinetik’s Class A common stock will begin trading on the Nasdaq Global Select Market under the ticker symbol “KNTK” at the open of trading on February 23, 2022.

“Today is an exciting day, both for the shareholders of EagleClaw and the shareholders of Altus. For EagleClaw, this heralds the end of a five-year journey as a private company and the start of an exciting new chapter in the public markets and with an expanded investor base. For Altus shareholders, this represents a significant step forward in growing and diversifying its asset base. I am incredibly proud of both teams and I am delighted to welcome approximately 208 EagleClaw and 56 former Apache employees to the new Kinetik. To our Kinetik customers and the communities that we serve and in which we operate, we thank you for your trust and your partnership. While we have rebranded the company to reflect our perspective on the future of the industry, we remain steadfast in our values and core principles. We aim to be the midstream service provider of choice for the Texas Delaware Basin and welcome the opportunity to demonstrate what differentiates us from our peers,” said Jamie Welch, the President and CEO of Kinetik.

In accordance with the contribution agreement, BCP unitholders, principally funds associated with Blackstone and I Squared Capital, and management, received 50 million Class C common shares (appended to an equivalent number of common units in Altus Midstream LP), resulting in combined ownership of approximately 75% of the pro forma Company. The indirect ownership of Apache Corporation (“Apache”) has been reduced to approximately 20% and the existing Altus public shareholders will own approximately 5% of the combined Company.

Apache, Blackstone and I Squared have agreed to customary lock-up provisions of their respective holdings until February 23, 2023. However, Apache is permitted to sell up to 4 million shares until May 23, 2022, provided the first $100 million of proceeds is invested in new development activity within 24 months at Alpine High.

Apache has publicly announced that drilling and completion activity will resume on its Delaware Basin acreage in 2022, including at Alpine High, where extensive gathering infrastructure already exists and wells can be turned in line quickly and efficiently. In addition, Apache has executed a new 10-year dedication agreement with Kinetik for its central Reeves County acreage, called DXL, that commences on November 1, 2022.

John Christmann, the CEO and president of APA, the parent of Apache Corp, said, “We will return to drilling and completion activity at Alpine High this year. The 7 DUCs brought online in the first half of 2021 responded well to changes in drilling and completion design and spacing. Those improvements, combined with the commodity price backdrop we see today, create a high degree of confidence for this next stage of development activity at Alpine High.”

Following closing, Kinetik is well positioned to create stakeholder value through the following:

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Diversified and integrated assets. 65% of our total EBITDA from gas gathering and processing in the Delaware basin and nearly 35% of total EBITDA from our equity interests in long-haul, joint venture pipelines. That segment will be called Pipeline Transportation.

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Significant asset and cash flow profile. Over 85% of 2022E EBITDA from our Pipeline Transportation segment is generated from take-or-pay agreements and existing production from over 30 customer counterparties within our Midstream Logistics segment.

•	Conservative financial strategy. Focused on maintaining our strong, pro forma balance sheet and targeting 3.5x leverage and investment grade ratings by year end 2023.

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Sole focus on expanding its footprint in the Permian. Today, Kinetik is the fourth largest natural gas processor in the Permian and largest in the Delaware Basin. There are a significant number of growth opportunities in our backyard, which is the fastest growing oil basin the United States.

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Our commitment and focus to a long-term goal of net zero GHG emissions by 2050 achieved by incorporating ESG metrics into every facet of our business, including executive compensation and our corporate debt.

“We at Blackstone are excited by the important role Kinetik has to play in the energy transition and look forward to being part of its bright future,” said David Foley, the new Chairman of Kinetik and Global Head of Blackstone Energy Partners.

Adil Rahmathulla, Managing Partner of I Squared Capital, added, “We are proud of what Kinetik has become. We are confident that the company will continue to help optimize and boost the critical natural gas infrastructure necessary for energy transition to be successful in the United States.”

Independent Directors

In connection with the business combination, Kinetik announced ten members of the Company’s new eleven-member Board of Directors, with one additional independent director expected to be appointed in July 2022. The additional member joining in July 2022 is a retiring senior partner from one of the Big 4 public accounting firms and will Chair the Audit Committee upon their appointment. The Independent Directors joining the Board today are diverse and have long term energy and public company board experience. Each Director is a tremendous addition and will elevate the depth of dialogue and discussion in the Board room. Those Independent Directors are:

Laura A. Sugg, Lead Independent Director and Chair of the Governance Committee

D. Mark Leland, Independent Director

Kevin S. McCarthy, Independent Director

2021 Results and 2022 Guidance

Kinetik will host an Investor Update and 2022 Guidance conference call on Thursday, February 24, 2022 at 8:00 am Central Standard Time (9:00 am Eastern Standard Time) to discuss the 2022 guidance. A presentation and link to the live video webcast will be available on the company’s website at www.kinetik.com. To participate via phone, individuals should dial (844) 200-6205 (Toll Free), (646) 904-5544 (Domestic) or (929) 526-1599 (International) 15 minutes before the scheduled conference call time and enter participant code 396155. A replay of the conference call also will be available on the website following the call.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. The Company is headquartered in Midland, Texas and has a significant presence in Houston. Kinetik provides comprehensive gathering, transportation, compression, processing, and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s expected benefits of the transactions; and future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, and future operations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Altus’ definitive proxy statement filed with the SEC on January 12, 2022 for a discussion of risk factors related to the transactions between Altus and BCP. Also see Part I, Item 1A “Risk Factors” in Altus’ 2021 Annual Report for a discussion of risk factors related to Altus. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetic Media: (713) 487-4838 Jim Schwartz

Kinetik Investors: (713) 487-4832 Maddie Wagner

Websites: www.kinetik.com